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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan and 1999 Employee Stock Purchase Plan of Ask Jeeves, Inc. of our report dated March 10, 1999 (except for
Note 7, as to which the date is June 28, 1999) with respect to the financial statements of Ask Jeeves, Inc. as of December 31, 1997 and 1998 and for the period from June 13, 1996 (inception) through December 31, 1996 and for each of the two years ended December 31, 1997 and 1998 included in the Registration Statement (Form S-1, No. 333-77539), as amended, and the related prospectus of Ask Jeeves, Inc., filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP
                                        -------------------------------
                                            Ernst & Young LLP


Walnut Creek, California
October 1, 1999